UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 2, 2008, StockerYale, Inc. (the “Company”) issued a press release reporting its preliminary results of operations for its fiscal second quarter ended June 30, 2008. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 2.02 and in Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information set forth in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 28, 2007, the Company received a notice from The Nasdaq Stock Market indicating that it was not in compliance with Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”) because, for 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share. In accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company was provided 180 calendar days, or until June 25, 2008, to regain compliance with the Minimum Bid Price Rule.

The Company did not regain compliance with the Minimum Bid Price Rule by June 25, 2008 and, accordingly, on June 26, 2008, the Company received written notification (the “Staff Determination”) from The Nasdaq Stock Market stating that the Company’s common stock would be subject to delisting as a result of the deficiency unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). The Staff Determination has no effect on the listing of the Company’s common stock at this time.

On July 3, 2008, the Company will request a hearing before the Panel to address the minimum bid price deficiency, which will stay any action with respect to the Staff Determination until the Panel renders a decision subsequent to the hearing. At the hearing, the Company intends to present a plan to regain compliance with the minimum bid price requirement. In addition, at the Company’s 2008 Special Meeting in Lieu of Annual Meeting of Shareholders, the Company’s shareholders approved a proposal to authorize the Board of Directors of the Company, in its discretion, should it deem it to be appropriate and in the best interests of the Company and its shareholders, to amend the Company’s Articles of Organization to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of between 1-for-2 and 1-for-8, inclusive, without further approval or authorization of the Company’s shareholders, which means the Company may effect a reverse stock split without delay or uncertainty. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 9.01.	Statements and Exhibits.

(d)	Exhibit 99.1 listed in the Exhibit Index immediately preceding such exhibit is furnished with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.
Date: July 2, 2008
	By:	/s/ Timothy P. Losik
Timothy P. Losik
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of StockerYale, Inc., dated July 2, 2008